                                                                    Exhibit 24.1


                               ECHAPMAN.COM, INC.
                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that the undersigned Director(s) and Executive Officers of ECHAPMAN.COM, INC., a Maryland corporation, hereby constitute and appoint NATHAN A. CHAPMAN, JR., and EARL U. BRAVO, SR. and either of them, the true and lawful agents and attorney-in-fact of the undersigned with full power and authority in either said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Directors and Executive Officers of EChapman.com, Inc., the Registration Statement on Form SB-2, and any and all further amendments to said Registration Statement, hereby ratifying and confirming all acts taken by such agent and attorney-in-fact, as herein authorized.

                                                          DATE


/S/ NATHAN A. CHAPMAN, JR.                    NOVEMBER 15, 1999
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Nathan A. Chapman, Jr., President and
Director (Principal Executive Officer)


/S/ EARL U. BRAVO, SR.                        NOVEMBER 15, 1999
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Earl U. Bravo, Sr.,  Director




/S/ DEMETRIS BROWN                            NOVEMBER 15, 1999
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Demetris Brown, Chief Financial
Officer (Principal Accounting and
Financial Officer)